UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - April 26, 2023

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 28, 2023, Oncor Electric Delivery Company LLC (“Oncor”) entered into a three-year $500 million revolving accounts receivable securitization facility (the “AR Facility”) with MUFG Bank, Ltd., as administrative agent (“MUFG”). In connection with the AR Facility, on April 28, 2023, Oncor contributed all of its existing, and committed to continue to contribute or sell all of its future, accounts receivable from retail electric providers and certain related rights to Receivables LLC (as defined below) pursuant to the terms of the Purchase and Sale Agreement, dated as of April 28, 2023 (the “Sale Agreement”), among Oncor, any additional originators from time to time party thereto and Oncor Receivables LLC, a bankruptcy-remote special purpose entity and wholly-owned subsidiary of Oncor (“Receivables LLC”). Pursuant to the Receivables Financing Agreement, dated as of April 28, 2023 (the “Receivables Financing Agreement”), among Oncor, Receivables LLC, MUFG and certain lenders and group agents from time to time party thereto (the “Lenders”), Receivables LLC will obtain loans from the Lenders secured by all of Receivables LLC’s assets, including the receivables and related rights that it owns. Oncor will service the accounts receivable on behalf of Receivables LLC for a fee equal to 1.00% per annum of the aggregate unpaid balance of receivables as of the last day of each settlement period.

Receivables LLC’s sole business consists of the purchase or acceptance through capital contributions of the receivables and related rights from Oncor and the subsequent retransfer of or granting of a security interest in such receivables and related rights to MUFG as administrative agent pursuant to the Receivables Financing Agreement. Receivables LLC is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to have amounts owed to them be satisfied out of Receivables LLC’s assets prior to any assets or value in Receivables LLC becoming available to Receivables LLC’s equity holder. The assets of Receivables LLC are not available to pay creditors of Oncor or any affiliate thereof.

The aggregate amount available for borrowing at any one time under the AR Facility is limited to the lesser of the facility limit of $500 million and the borrowing base amount calculated based on the outstanding balance of eligible receivables held as collateral, subject to certain reserves, concentration limits, and other limitations. The borrowing base for the AR Facility at the time it was established was approximately $408 million. On April 28, 2023, Receivables LLC borrowed $100 million under the AR Facility. The proceeds from the borrowing were used for general corporate purposes.

Borrowings under the AR Facility bear interest at (i) the cost of commercial paper issued by the conduit lenders to fund the loans, plus related dealer commissions and note issuance costs or (ii) if funded by the committed lenders, at a rate per annum equal to the secured overnight financing rate (“SOFR”) calculated based on term SOFR for a one-month interest period, plus 0.10%. Receivables LLC also pays an upfront fee in connection with the AR Facility as well as a used and unused fee.

The Receivables Financing Agreement and the Sale Agreement contain customary representations and warranties, affirmative and negative covenants, and events of default, including, but not limited to, those providing for the acceleration of amounts owed under the AR Facility if, among other things, Receivables LLC fails to pay interest or other amounts due, Receivables LLC becomes insolvent or subject to bankruptcy proceedings or certain judicial judgments or breaches of certain representations and warranties and covenants. The AR Facility will terminate at the earlier of (i) April 28, 2026, (ii) the termination date is declared or deemed to have occurred upon the exercise of remedies by MUFG as set forth in the Receivables Financing Agreement, or (iii) 30 days’ notice by Receivables LLC. Subject to the consent of MUFG and the Lenders, Receivables LLC may, 30 days prior to each anniversary date of the Receivables Financing Agreement, extend the AR Facility in one year increments.

The foregoing descriptions of the Receivables Financing Agreement and the Sale Agreement are qualified in their entirety by reference to the complete terms of the Receivables Financing Agreement and the Sale Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein. MUFG and the Lenders and their respective affiliates have, from time to time, performed various financial advisory, commercial banking, and investment banking services for Oncor and certain of its affiliates for which they have received customary fees and expenses.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Senior Secured Note Issuance

As previously reported, on March 29, 2023, Oncor entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein, which provided for the issuance by Oncor of certain senior secured notes. Pursuant to the Note Purchase Agreement, on March 29, 2023, Oncor sold $200,000,000 aggregate principal amount of 5.50% Senior Secured Notes, Series C, due May 1, 2026 (the “Series C Notes”), $72,000,000 aggregate principal amount of 5.34% Senior Secured Notes, Series D, due May 1, 2031 (the “Series D Notes”) and $80,000,000 aggregate principal amount of 5.45% Senior Secured Notes, Series E, due May 1, 2036 (the “Series E Notes” and, together with the Series C Notes and the Series D Notes, the “March Issuance Notes”).

On April 26, 2023, pursuant to the Note Purchase Agreement, Oncor sold an additional $28,000,000 aggregate principal amount of 5.34% Senior Secured Notes, Series D, due May 1, 2031 (the “Additional Series D Notes”) and an additional $20,000,000 5.45% Senior Secured Notes, Series E, due May 1, 2036 (the “Additional Series E Notes” and together with the Additional Series D Notes, the “April Issuance Notes”).

Oncor used the proceeds from the sale of the April Issuance Notes for general corporate purposes.

The Additional Series D Notes bear interest at a rate of 5.34% per annum and mature on May 1, 2031. The Additional Series E Notes bear interest at a rate of 5.45% per annum and mature on May 1, 2036. Interest on the Additional Series D Notes and the Additional Series E Notes will accrue from April 26, 2023 and will be payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2023.

The Additional Series D Notes and the Additional Series E Notes have the same terms as the Series D Notes and the Series E Notes, respectively, except that initial interest will begin to accrue on them from the date of their issuance in April. The Additional Series D Notes and the Additional Series E Notes are part of the same series as the Series D Notes and the Series E Notes, respectively.

The March Issuance Notes and the April Issuance Notes were sold under Section 4(a)(2) of the Securities Act of 1933, as amended. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the March Issuance Notes or the April Issuance Notes.

Additional details regarding the Notes Purchase Agreement, the March Issuance Notes and the April Issuance Notes are contained in Item 1.01 and Item 2.03 of Oncor’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2023 (“Prior 8-K”) and are incorporated herein by reference. The foregoing discussion of the terms of the Note Purchase Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Note Purchase Agreement filed as Exhibit 10.1 to the Prior 8-K.

AR Facility

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Receivables Financing Agreement, dated as of April 28, 2023, among Oncor Receivables LLC, as borrower, the persons from time to time party thereto, as lenders and as group agents, MUFG Bank, LTD., as administrative agent, and Oncor Electric Delivery Company LLC, as initial servicer.

10.2	Purchase and Sale Agreement, dated as of April 28, 2023, among Oncor Electric Delivery Company LLC, as servicer, the originators from time to time party thereto, and Oncor Receivables LLC, as buyer.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: April 28, 2023